UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: February 14, 2006

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

Option Grants and Bonus Payments Related to 2005; 2006 Base Salary Increases and Restricted Stock Awards. On February 13 and 14, 2006, in connection with its year-end review, the Compensation Committee, or the Committee, of the Board of Directors of the company, granted increases in the annual salaries to be paid to its named executive officers (as defined in Regulation S-K item 402(a)(3)) in 2006, subject to approval by the Board of Directors of the company’s financial plan and the budget for 2006. On February 14, 2006, the Board approved the budget. In determining individual salaries, the Committee considered the scope of the executive’s job responsibilities, individual contributions, market conditions, the company’s current budget and current compensation as compared to peer companies. Additionally, for 2005 bonuses, 2006 salaries and related long-term incentive awards, the Committee took into account the report of an independent compensation consultant engaged to advise the Committee on executive compensation. Among other factors to be discussed in greater detail in the Company’s upcoming proxy statement for its annual meeting of stockholders, the Committee considered the financial performance of the Company in 2005 in making its compensation decisions.

In addition, the Committee granted options and restricted stock awards under the Hornbeck Offshore Services Amended and Restated Incentive Compensation Plan, as amended, to its named executive officers that are intended to provide long-term incentives to the executives to build stockholder value. The form of restricted stock agreement that will govern these restricted stock awards is being prepared and, once finalized, will be included as an exhibit in a future filing under the Securities Exchange Act of 1934. These salaries, bonuses, option grants and performance-based restricted stock awards are summarized in the following table:

Executive Officers		2005 Bonuses(1)	Options Grants Relating to 2005 (2)	Restricted Stock Awards Base Amount (3)	Restricted Stock Awards Bonus Amount (3)	2006 Salaries
Todd M. Hornbeck	Chairman, President and Chief Executive Officer	$600,000	49,000	15,000	15,000	$450,000
Carl G. Annessa	Executive Vice President and Chief Operating Officer	$360,000	13,500	7,300	7,300	$290,000
James O. Harp, Jr.	Executive Vice President and Chief Financial Officer	$322,500	13,500	7,300	7,300	$270,000
Samuel A. Giberga	Senior Vice President and General Counsel	$161,875	10,700	5,875	5,875	$225,000
John S. Cook (4)	Vice President and Chief Information Officer	$148,750	9,500	5,250	5,250	$200,000

(1)	With regard to our three most senior officers, Messrs. Hornbeck, Annessa and Harp, 2005 bonus amounts are paid under such officers’ employment agreements.
(2)	Each option represents the right to purchase one share of the company’s common stock. The options relating to 2005 were granted effective February 14, 2006 with an exercise price of $33.15 per share, and will vest in three equal annual installments commencing on February 14, 2007.
(3)	See the discussion regarding restricted stock award base and bonus amounts in the paragraph immediately following this table.
(4)	John S. Cook, Vice President and Chief Information Officer, was designated an executive officer by our Board effective February 14, 2006.

In the table above, the Restricted Stock Award Base Amount (“Base”) reflects the base number of shares of restricted stock awarded to the executive officer. The Restricted Stock Award Bonus Amount (“Bonus”) reflects an incremental number of shares that, when added to the Base, equals the maximum number of shares of restricted stock that the executive officer may receive based on the relative stock price performance of the company and certain of its public peers for the 3-year period ending February 14, 2009. The peer group is comprised of the 15 public companies in the PHILX Oil Service Sector Index (OSX) and four additional direct public peers. The actual amount of shares that will finally be received by the executive officer under the Base and Bonus amounts in the table above will be calculated as a

2

percentage of the Base amount based on the relative performance ranking of the company compared to its peers, as follows: (1) if the company ranks in the top 20%, the executive officer will receive 200% of the Base; (2) if the company ranks in the top 33 1/3% but below the top 20%, the executive officer will receive between 150% and 200% of the Base; (3) if the company ranks in the top 50% but below the top 33 1/3%, the executive officer will receive between 100% and 150% of the Base; (4) if the company ranks in the top 66 2/3% but below the top 50%, the executive officer will receive between 50% and 100% of the Base; and (5) if the company ranks in the bottom 33 1/3%, the executive officer will receive no shares. Within categories (2), (3) and (4), the appropriate bonus and forfeiture factors related to the Base amount will be interpolated on a straight-line basis between the two performance percentages.

Annual Incentive Compensation Approach. Under the terms of the employment agreements of Messrs. Hornbeck, Annessa and Harp, 50% of their potential bonus is based on achieving an EBITDA target and the other 50% of the potential bonus is determined at the discretion of the Committee, taking into account a variety of factors the Committee deems relevant.

Bonuses for the other two senior officers (i.e., the Senior Vice President and General Counsel and the Vice President and Chief Information Officer) are based on recommendations by the Chief Executive Officer, taking into account the overall performance of such individuals and the company’s performance in achieving its targeted EBITDA goal.

Restricted Stock Awards to Non-Employee Directors Related to 2005. The Committee also approved awards to each of the following non-employee directors of 2,500 shares of Hornbeck Offshore restricted common stock: Ms. Patricia B. Melcher and Messrs. Larry D. Hornbeck, Bruce W. Hunt, Steven W. Krablin, Bernie W. Stewart, David A. Trice and Andrew L. Waite. These restricted shares were granted to the non-employee directors effective February 14, 2006 and will vest in full on February 14, 2007. The form of restricted stock agreement that will govern these restricted stock awards and the amended non-employee director compensation policy are being prepared and, once finalized, will be included as exhibits in a future filing under the Securities Exchange Act of 1934.

Modifications of Director Compensation. Effective as of February 14, 2006, the Board of Directors approved in concept an amendment to the non-employee director compensation policy. Under the policy, as amended, non-employee directors will be entitled to receive a minimum annual grant of options to purchase 4,000 shares of Hornbeck Offshore common stock or an award of 2,500 restricted shares of common stock, or some combination of the same, with such options or restricted shares being granted under the Incentive Compensation Plan. The minimum annual grant or award is subject to annual review and may be increased at the discretion of the Committee. The amended non-employee director compensation policy is being prepared and, once finalized, will be included as an exhibit in a future filing under the Securities Exchange Act of 1934.

Other Compensation Information. For a more complete discussion regarding the compensation paid to the named executive officers and to our non-employee directors, see Hornbeck Offshore’s proxy statement for the 2006 Annual Meeting of Stockholders, which is currently expected to be filed with the SEC in March 2006.

Approval of Facilities Use Agreement and Incorporated Amendment to Indemnification Agreement. As of February 14, 2006, the company entered into a Facilities Use Agreement and effected an amendment to the existing Indemnification Agreement with Larry D. Hornbeck, one of our directors. The Facilities Use Agreement and the amendment to the Indemnification Agreement are effective as of January 1, 2006, and were approved by our audit committee and by the independent members of the board on February 14, 2006.

The agreements govern the company’s use of the Hornbeck Family Ranch facility, which is located in Houston County, Texas. The Facilities Use Agreement will remain in effect until December 31, 2007 unless it is terminated or extended by its terms. The Facilities Use Agreement automatically renews on an annual basis unless either party provides the other party 30 day’s written notice of termination. The Facilities Use Agreement also provides that the company will pay Mr. Larry Hornbeck an annual use fee of $150,000 for the company’s use of the facilities and reimburse Mr. Larry Hornbeck for certain other variable costs related to the company’s use of the ranch facility. In establishing the fee amount, the audit committee and independent members of the Board considered the costs of comparable facilities and determined that the combined facilities use fee and anticipated reimbursement of variable costs was substantially lower for the comparables.

The amendment to the Indemnification Agreement was entered into in order to coordinate the existing indemnification provisions more closely with the Facilities Use Agreement. The Indemnification Agreement, as amended, provides that the company will indemnify Mr. Larry Hornbeck and certain other indemnitees for any claims, demands, causes of action and damages that may arise out of the company’s use of the Hornbeck Family Ranch facility.

Item 8.01 – Other Events

On February 16, 2006 the Company announced that it was not responsible for the oil spill affecting the Arthur Kill Waterway in Perth Amboy, New Jersey that occurred on February 13, 2006. It further announced that, although the company was fully cooperating with the controlling authorities investigating the spill, such authorities had informed the company that it was not the target of any investigation relating to the spill. According to the United States Coast Guard, the terminal has assumed responsibility for cleaning the spill.

A Copy of the press release related to this event is attached as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibit

10.1	Facilities Use Agreement effective January 1, 2006, and incorporated Indemnification Agreement and amendments thereto.

99.1	Press Release dated February 16, 2006.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Facilities Use Agreement effective January 1, 2006, and incorporated Indemnification Agreement and amendments thereto.

99.1	Press Release dated February 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: February 21, 2006	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer